SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado  80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature
Exhibit Index
EX - 10.101 – Form of Warrant

ITEM 1.01 Entry into a Material Definitive Agreement

On April 26, 2005, the Shareholders of Tipperary Corporation (the “Company”), at the Company’s Annual Meeting of Shareholders, approved the award of warrants to purchase Common Stock to certain officers and directors of the Company as follows:

		Total Shares Subject to Exercise Under Warrant	Exercise Price Per Share
a.	Kenneth L. Ancell—Officer and Director	50,000	4.95
b.	David L. Bradshaw—Officer and Director	200,000	4.95
c.	Jeff T. Obourn—Officer	25,000	4.95
d.	Eugene I. Davis—Director	25,000	4.95
e.	Douglas Kramer—Director	25,000	4.95
f.	Marshall D. Lees—Director	25,000	4.95
g.	Charles T. Maxwell—Director	25,000	4.95
h.	D. Leroy Sample—Director	25,000	4.95

The Company entered into warrant agreements with the officers and directors listed above, providing that the warrants will be granted on a vesting schedule over three years and will expire, if not exercised prior thereto, two years after the resignation or removal of the respective officer from the employ of the Company or a director terminates service.  If the warrant recipient should resign or be removed as an employee from the Company, then the warrant will be vested only to the extent vested on such date of resignation or removal according to the vesting schedule.  The initial exercise price of the warrants is $4.95 per share, the closing price of the Company’s Common Stock on the American Stock Exchange (AMEX) on January 10, 2005.

The warrants provide for adjustment of the initial exercise price, and the number of shares of Common Stock to be issued include adjustments where the Company subdivides or combines its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock as well as adjustments if and whenever the Company shall issue or sell any shares of Common Stock for consideration per share of Common Stock that is less than the exercise price in effect immediately prior to the time of such issue or sale at less than the applicable market price under the terms of the warrants; provided, however, that no adjustment to the exercise price may be made by reason of:

•                  the grant of warrants or the issuance of shares of Common Stock upon the exercise of any outstanding warrants; or

•                  the grant by the Company of options to purchase shares in connection with any purchase or option plan for the benefit of employees of the Company, or any affiliates or subsidiaries thereof; or

•                  the issuance (whether directly or by assumption in a merger or otherwise) or sale (including any issuance or sale to holders of shares of Common Stock) of any securities convertible into or exchangeable for shares of Common Stock, or the grant of rights to subscribe for or to purchase, or of options for the purchase of shares of convertible securities, regardless of whether the right to convert or exchange such convertible securities or such rights or options are immediately exercisable.

No adjustment of the exercise price will be required to be made by the Company if the amount of any required adjustment is less than 5% of the exercise price.  In such case any such adjustment will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustment carried forward, will amount to not less than 5% of the exercise price.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and
Chairman of the Board

Date: April 29, 2005

EXHIBIT INDEX

Exhibit No.
Description

10.101	Form of Warrant